_________________________________________________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

July 22, 2003

Provident Funding Mortgage Loan Trust 2003-1

Provident Funding Mortgage Pass-Through Certificates Series 2003-1

         Greenwich Capital Acceptance, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-104153-01	06-1199884
State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Steamboat Road Greenwich, CT	06830
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (203) 625-2700

                                       No Change

(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.1

Pursuant to Rule 424(b) under the Securities Act of 1933, filed concurrently with, or subsequent to, the filing of this Current Report on Form 8-K (the “Form 8-K”), are certain materials (the “Computational  Materials”) furnished to the Registrant by Greenwich Capital Markets, Inc. (the “Underwriter”) in respect of Provident Funding Mortgage Loan Trust 2003-1, Mortgage Pass-Through Certificates, Series 2003-1, Class A, Class A-IO, Class A-R, Class B-1, Class B-2 and Class B-3 Certificates (the “Certificates”).  The Certificates are being offered pursuant to a Prospectus Supplement dated July 18, 2003, and the related Prospectus, dated June 23, 2003 (together, the “Prospectus”), which are being filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Act”).  The Certificates have been registered pursuant to the Act under a Registration Statement on Form S-3 (No. 333-104153) (the “Registration Statement”).  The Computational Materials are incorporated by reference in the Registration Statement.

The Computational Materials were prepared solely by the Underwriter, and the Registrant did not prepare or participate (other than providing the background information concerning each underlying pool of assets upon which the Computational Materials are based to the Underwriter) in the preparation of the Computational Materials.

Any statements or information contained in the Computational Materials shall be deemed to be modified or superseded for purposes of the Prospectus and the Registration Statement by statements or information contained in the Prospectus.

_________________________

Capitalized terms used but not otherwise defined herein shall have the same meanings ascribed to them in the Prospectus.

Item 7.  Financial Statements; Pro Forma Financial Information and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(c)

Exhibits:

99.1

Computational Materials. (P)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENWICH CAPITAL ACCEPTANCE, INC.,

By:

/s/ Shakti Radhakishun
Name: Shakti Radhakishun
Title:   Vice President

Dated:  July 22, 2003

EXHIBIT INDEX

Exhibit No.

Description

Page No.

99.1

Computational Materials

    P

Exhibit 99.1     Computational Materials (P)